                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Exchange Act Rule 14a-11(c) or 14a012


                      UNIVEST CORPORATION OF PENNSYLVANIA
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________
    Set forth the amount on which the filing fee is calculated and state how it was determined.

                                    [LOGO]

                                                          14 North Main Street
                                                 Souderton, Pennsylvania 18964

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                April 8, 1997

TO THE HOLDERS OF COMMON STOCK:

   The Annual Meeting of Shareholders of Univest Corporation of Pennsylvania will be held on Tuesday, April 8, 1997, at 10:45 in the morning, in the Univest Building, 14 North Main Street, Souderton, Pennsylvania.

   Univest's Board of Directors recommends a vote:

   1. FOR the election of three Class I directors for a three-year term expiring in 2000.

   2. FOR the election of three alternate directors for a one-year term expiring in 1998.

   3. FOR approval of an Amendment No. 1 to the Long-Term Incentive Plan.

   4. FOR the ratification of the selection of Ernst & Young LLP as the Corporation's independent certified public accountant for the year 1997.

   Other business, of which none is anticipated, as may properly come before the meeting or any postponements or adjournments thereof will be transacted.

   The close of business on March 4, 1997, has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting.

   The accompanying Proxy statement forms a part of this notice.

   SEPARATE PROXY CARDS ARE ENCLOSED TO SHAREHOLDERS FOR THE PURPOSE OF VOTING ALL THEIR SHARES OF THE CORPORATION'S COMMON STOCK. ALL CARDS SHOULD BE SIGNED AND RETURNED SO THAT ALL YOUR SHARES MAY BE VOTED.

   IT IS IMPORTANT THAT EACH SHAREHOLDER EXERCISE HIS RIGHT TO VOTE. Whether or not you plan to attend the meeting, we urge that you execute and return your proxy cards as soon as possible in the enclosed postage-paid envelope, in order that your shares will be represented at the meeting. If you attend the meeting, you may vote in person.

                                            By Order of the Board of Directors
                                                              MERRILL S. MOYER
                                                                      Chairman

March 7, 1997                                                 ROBERT H. SCHONG
                                                                     Secretary

                               PROXY STATEMENT

   Univest Corporation of Pennsylvania (Univest or Corporation) is a multi-bank holding company organized by Union National Bank and Trust Company of Souderton under the Bank Holding Company Act of 1956, as amended, and subject to supervision by the Federal Reserve System. Principal subsidiaries of the Corporation are Union National Bank and Trust Company of Souderton (Union) and Pennview Savings Bank (Pennview).

   The accompanying proxy is solicited by the Board of Directors (Board) of Univest Corporation of Pennsylvania, 14 North Main Street, Souderton, Pennsylvania 18964, for use at the Annual Meeting of Shareholders to be held April 8, 1997, and at any adjournment thereof. Copies of this proxy statement and proxies to vote the Common Stock are being sent to the shareholders on or about March 7, 1997. Any shareholder executing a proxy may revoke it at any time by giving written notice to the Secretary of the Corporation before it is voted. Some of the officers of the Corporation or employees of its direct subsidiaries, including Union and Pennview and other subsidiary companies may solicit proxies personally and by telephone, if deemed necessary. The Corporation will bear the cost of solicitation and will reimburse brokers or other persons holding shares of the Corporation's voting stock in their names, or in the names of their nominees, for reasonable expense in forwarding proxy cards and proxy statements to beneficial owners of such stock.

   The persons named in the proxy will vote in accordance with the instructions of the shareholder executing the proxy, or in the absence of any such instruction, for or against on each matter in accordance with the recommendations of the Board of Directors set forth in the proxy.

   Univest's Board of Directors recommends a vote:

   1. FOR the election of the three Class I directors nominated by the Board for a three-year term.

   2. FOR the election of the three alternate directors nominated by the Board for a one-year term.

   3. FOR approval of Amendment No. 1 to the Long-Term Incentive Plan.

   4. FOR the ratification of the selection of Ernst & Young LLP as the Corporation's independent certified public accountant for the year 1997.

   The Board of Directors has fixed the close of business on March 4, 1997, as the record date for the determination of shareholders entitled to notice and to vote at the Annual Meeting. As of March 4, 1997, there were issued 3,927,161 and outstanding 3,877,015 shares of Common Stock (exclusive of 50,146 shares held as treasury stock which will not be voted).

   Holders of record of the Corporation's Common Stock will be entitled to one vote per share on all business of the meeting. The matters of business listed in this proxy will be decided by majority vote of the shares represented at the meeting. Certain other matters, of which none is anticipated, may require super majority approval as specified by the amended Articles of Incorporation. The presence in person or by proxy of the holders of 66 2/3% of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the meeting.

   Union National Bank and Trust Company of Souderton holds 366,734 shares or 9.3% of the Corporation's Common Stock in various trust accounts in a fiduciary capacity in its Trust Department. No one trust account has 5% or more of the Corporation's Common Stock.

   Executive Officers and nominees for Directors and Alternate Directors as a group beneficially own 353,361 shares of the Corporation's Common Stock. The group consists of 14 persons: the five (5) executive officers and the nominees for Directors and Alternate Directors who are not officers of the Corporation or its subsidiaries.

   A copy of the Annual Report to Shareholders, including financial statements for the year ended December 31, 1996, has been mailed to each shareholder of record on March 4, 1997. The Annual Report is not a part of the proxy soliciting material.

                            ELECTION OF DIRECTORS

   The persons named in the accompanying proxy intend to vote to elect as directors the nominees listed below in each case, unless authority to vote for directors is withheld in the proxy. The Bylaws authorize the Board of Directors to fix the number of Directors to be elected from time to time. By proper motion, they have established the number at three Class I Directors to be elected for a three-year term expiring in 2000 and a pool of three Alternate Directors for a one-year term expiring in 1998 at this Shareholder Meeting.

   Management is informed that all the nominees are willing to serve as directors, but if any of them should decline or be unable to serve, the persons named in the proxy will vote for the election of such other person or persons as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors in accordance with the Corporation's Bylaws.

NOMINEES: *

   The following information, as of February 14, 1997, is provided with respect to the nominees for election to the Board.

                                                                                  Shares of Common
      Name, Age & Year of                                                        Stock Beneficially
    Election as Director**                    Business Experience                 Owned 2/14/97***
Class I (to be elected for a three-year term expiring 2000):
Norman L. Keller 59 (1974)              Executive Vice President of the             14,387 (1)
                                 Corporation and President and CEO of Pennview
Thomas K. Leidy 58 (1984)                  President, Leidy's, Inc.                 62,615 (2)
                                               (Pork Processing)
Merrill S. Moyer 63 (1984)                Chairman & President of the               64,863 (3)
                                        Corporation & Chairman of Union
Alternate Directors (to be elected for a one-year term expiring 1998):
William S. Aichele 46 (1990)            Executive Vice President of the              8,880 (4)
                                  Corporation and President and CEO of Union
Marvin A. Anders 57 (1996)             Vice Chairman of the Corporation             58,343 (5)
                                     and Executive Vice President of Union
H. Ray Mininger 56 (1995)             President, H. Mininger & Son, Inc.             2,156
                                             (General Contractor)
The following directors are not subject to election now as they were elected in prior years for terms expiring in future years.
Class II (to be continuing for a term expiring 1998):
James L. Bergey 61 (1984)               President, Abram W. Bergey and               6,787(6)
                                         Sons, Inc. (Floor Coverings)
Charles H. Hoeflich 82 (1962)        Chairman Emeritus of the Corporation          114,791
Clair W. Clemens 66 (1984)          Director, Hatfield Quality Meats, Inc.           4,595
                                               (Pork Processing)
John U. Young 58 (1988)                 President, Alderfer Bologna Co.              6,807(7)
                                               (Meat Processing)
Class III (to be continuing for a term expiring 1999):
R. Lee Delp 50 (1994)              President and CEO, Moyer Packing Company          1,652
                                         (Beef Packers and Renderers)
Harold M. Mininger 78 (1957)                Retired--H. Mininger &                  62,373(8)
                                        Son, Inc. (General Contractor)
P. Gregory Shelly 51 (1985)           President, Shelly Enterprises, Inc.           17,710(9)
                                             (Building Materials)

  * Clair W. Clemens and Merrill S. Moyer are cousins. Harold M. Mininger and
    H. Ray Mininger are father and son. There is no family relationship among any of the other nominees. All nominees now are directors or alternate directors respectively. Merrill S. Moyer, William S. Aichele, and Marvin
    A. Anders are officers of UNIVEST and Union National Bank and Trust Company. Norman L. Keller is an officer of UNIVEST and Pennview Savings Bank. Other directors are non-management directors.

    During 1996, Clair W. Clemens attended fewer than 75% of the meetings.

 ** Dates indicate initial year as a director or alternate director of UNIVEST or the subsidiary banks.

*** The shares "Beneficially owned" may include shares owned by or for, among others, the spouse and/or minor children of the individuals and any other relative who has the same home as such individual, as well as other shares as to which the individual has or shares voting or investment power. Beneficial ownership may be disclaimed as to certain of the securities. Each nominee beneficially owns less than 1% of the outstanding shares of the Common Stock of UNIVEST with the exception of Charles H. Hoeflich (2.9%); Harold M. Mininger (1.6%); Thomas K. Leidy (1.6%); Merrill S. Moyer (1.7%), and Marvin A. Anders (1.5%).

1. Includes 4,262 shares owned by members of Mr. Keller's family. He disclaims beneficial ownership of these shares.

2. Includes 38,000 shares in the Univest Deferred Salary Savings Plan of which Mr. Leidy is a co-trustee, 1,877 shares owned by a member of his family, and 9,411 shares over which he shares voting and/or investment power. He disclaims beneficial ownership of these shares.

3. Includes 38,000 shares in the Univest Deferred Salary Savings Plan of which Mr. Moyer is a co-trustee, and 6,519 shares owned by a member of his family. He disclaims beneficial ownership of these shares.

4. Includes 38 shares owned by members of Mr. Aichele's family. He disclaims beneficial ownership of these shares.

5. Includes 38,000 shares in the Univest Deferred Salary Savings Plan of which Mr. Anders is a co-trustee and 9,695 shares owned by a member of his family. He disclaims beneficial ownership of these shares.

6. Includes 272 shares owned by a member of Mr. Bergey's family. He disclaims beneficial ownership of these shares.

7. Includes 2,932 shares owned by members of Mr. Young's family. He disclaims beneficial ownership of these shares.

8. Includes 18,045 shares owned by a member of Mr. Mininger's family. He disclaims beneficial ownership of these shares.

9. Includes 6,679 shares owned by members of Mr. Shelly's family. He disclaims beneficial ownership of these shares.

         ADOPTION OF AMENDMENT NO. 1 TO THE LONG-TERM INCENTIVE PLAN

   On February 24, 1993, the Board of Directors of the Corporation adopted the Univest 1993 Long- Term Incentive Plan and allocated 78,425 shares of common stock of the Corporation, subsequently increased to 196,063 shares due to stock dividends in 1993 and 1996, par value $5 per share, to be reserved for granting thereunder, of which 98,031 shares may be granted for incentive stock options. The shareholders of the Corporation approved the 1993 Long-Term Incentive Plan at the 1993 Annual Meeting of Shareholders on April 13, 1993.

   On November 27, 1996, the Board of Directors adopted Amendment No. 1 to the 1993 Long-Term Incentive Plan, which Amendment No. 1 increases the number of shares of common stock of the Corporation, $5 par value per share, to be reserved for granting thereunder to 250,000 shares, of which 125,000 shares may be granted for awards of incentive stock options, subject to the approval of the shareholders. The Board of Directors seeks the approval of the shareholders with respect to the adoption of Amendment No. 1 of the 1993 Long-Term Incentive Plan.

   The purposes of the 1993 Long-Term Incentive Plan are (i) to enable eligible employees of the Corporation to own shares of common stock of the Company, and have a mutuality of interest with other shareholders; and (ii) to enable the Corporation to attract, retain, and motivate key employees of particular merit.

                   COMPENSATION AND ADDITIONAL INFORMATION

   The following table sets forth, for the preceding three years, the compensation which the Corporation and its subsidiaries paid to the five highest paid executive officers whose compensation exceeded $100,000 during 1996.

                          SUMMARY COMPENSATION TABLE

                                                                     Long-Term
                                           Annual                  Compensation
                                        Compensation                  Awards
                             ----------------------------------    --------------     All Other
    Name and                                                         Options/        Compensation
Principal Position             Year     Salary($)     Bonus ($)      SARs (#)          ($)[1]
--------------------------------------------------------------------------------------------------
Merrill S. Moyer               1996     $250,000       $71,875                         $32,487
Chairman, President            1995      240,000        69,000                          30,994
and CEO of the Corporation     1994      231,500        25,000                          26,577

William S. Aichele             1996     $166,500       $38,295                         $13,936
Executive Vice President       1995      160,000        36,800                          14,090
of the Corporation and         1994      154,500        20,000                          10,661
President and CEO of Union

Norman L. Keller               1996     $138,000       $31,740                         $36,708
Executive Vice President       1995      137,000        23,633                          36,478
of the Corporation and         1994      137,000         5,000                          34,110
President and CEO of
Pennview

Marvin A. Anders               1996     $127,000       $29,210                         $19,170
Vice Chairman of the           1995      123,500        28,405                          18,245
Corporation and                1994      120,000        12,000                          16,660
Executive Vice President
of Union

Wallace H. Bieler              1996     $110,000       $18,975                         $11,908
Senior Vice President of       1995     $106,000        18,285                          11,783
the Corporation and Senior     1994      101,500        12,000                          10,153
Vice President of Union

[1] The amount and type of "All Other Compensation" accrued in 1996 for each of the executives named above is detailed in Schedule (1).

SCHEDULE (1) -- ALL OTHER COMPENSATION:

 Named Executive                    Contribution
------------------------------------------------------------------------------
                                    Supplemental
                         401K       Pension Plan      Other [2]       Total
                       --------    --------------     -----------    ---------
Merrill S. Moyer        $4,750        $21,957           $5,780       $32,487
William S. Aichele       4,750          6,041            3,145        13,936
Norman L. Keller         4,140         30,000            2,568        36,708
Marvin A. Anders         3,810         13,060            2,300        19,170
Wallace H. Bieler        3,300          7,108            1,500        11,908

[2] Includes use of company car and personal tax preparation services.

           AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                      FISCAL YEAR-END OPTION/SAR VALUES

                                                               Number of
                                                               Securities         Value of
                                                               Underlying       Unexercised
                                                              Unexercised       In-the-Money
                                                            Options/SARs at   Options/SARs at
                                                               FY-End (#)        FY-End ($)
                                  Shares         Value
                               Acquired on      Realized     Exercisable(E)    Exercisable(E)
     Name                     Exercise(#)[1]       ($)       Unexercisable(U)  Unexercisable(U)
----------------------------------------------------------------------------------------------
Merrill S. Moyer                  2,100         $16,905           1,691 (E)        $13,190 (E)
Chairman, President and                                          18,959 (U)        104,655 (U)
CEO of the Corporation

William S. Aichele                                                1,916 (E)       $ 14,945 (E)
Executive Vice President                                         10,084 (U)         54,905 (U)
of the Corporation and
President and CEO of Union

Norman L. Keller                    500          $4,025           1,166 (E)       $  9,095 (E)
Executive Vice President                                          7,709 (U)         43,505 (U)
of the Corporation and
President and CEO of
Pennview

Marvin A. Anders                  1,000          $8,050             459 (E)       $  3,580 (E)
Vice Chairman of the                                              7,291 (U)         40,245 (U)
Corporation and
Executive Vice President
of Union

Wallace H. Bieler                   417          $3,357             417 (E)       $  3,253 (E)
Senior Vice President of                                          5,416 (U)         27,995 (U)
the Corporation and
Senior Vice President of
Union

        BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   Executive compensation is determined by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is responsible for setting the compensation level for the Chief Executive Officer and setting and reviewing compensation levels for all other executive officers of the Corporation. The Committee consists of four members appointed by the Board:
James L. Bergey, Charles H. Hoeflich, who formerly served as Chairman of Univest Corporation, Thomas K. Leidy, and Harold M. Mininger.

   The Committee believes that it is important to reinforce its executive compensation philosophy by using both short- and long-term incentive compensation awards linking payouts directly to performance. Compensation for Univest's senior executives is also designed to be competitive with other comparable regional banking institutions and to reward performance.

BASE SALARIES

   An important objective of Univest's executive compensation program is to attract and retain qualified management talent, and the level of base salaries plays a key role in reaching this objective. In setting executive salaries, the Committee uses competitive information derived from a review of the appropriate regional marketplace, including formal salary surveys and an analysis of comparator group norms. The final determination of salary adjustments balances the objective of maintaining competitive salaries with that of rewarding performance.

   The salary paid to Mr. Merrill S. Moyer in 1996 was $250,000 compared with $240,000 in 1995. The 4.1% increase in base salary is in line with Univest's philosophy of minimizing base salary increases in favor of variable compensation based on performance.

   For the remaining named executive officers, base salaries increases ranged up to 4%. The base salary increases were in keeping with the emphasis on performance driven compensation utilizing annual and long-term incentives. The Committee believes the senior executives' base salary structure is well within the competitive range for the industry comparator group. Future base salary adjustments will continue to be based on industry group norms as well as on Univest performance measures.

ANNUAL INCENTIVES

   The annual incentive plan is a key tool for the Committee to manage executive compensation by recognizing performance while minimizing salary increases. Annual incentive performance measures included corporate return on asset performance as well as team, unit, and group level operating performance goals.

   With respect to performance, Return on Assets for 1996 was 1.35%, reflecting continued strong financial performance. With respect to payouts for 1996, the annual incentive amount paid to Mr. Moyer in 1996 was $71,875 or 28.8% of base salary. For the remaining senior executives, payments ranged from $18,975 to $38,295 and were indicative of the strong performance demonstrated by the company and the individuals.

LONG-TERM INCENTIVES

   The Univest Long-Term Incentive Plan was implemented in 1995 in order to promote the long-term objectives of Univest, retain key executives, encourage growth in shareholder value, and encourage management investment in the Corporation. Compensation derived from long-term awards was therefore tied directly to the creation of shareholder value.

   Participation in the Long-Term Incentive Plan is determined by the Committee. The Committee may grant either stock options or long-term performance share awards to executives and other employees. These will have value to the recipients only if shareholder value is created, either in the form of stock price appreciation and/or the increased ability of Univest to pay dividends on its stock.

   In 1996, the Committee concluded that shareholders would benefit from a greater emphasis on encouraging management to own Company stock. In order to facilitate creating stronger mutual interests between shareholders and management, the Committee intends to adopt a program which includes partial payment of annual incentive awards in the form of Company stock rather than cash. The Committee has also endorsed the implementation of a process which encourages senior management executives to exercise their vested stock options and retain the stock acquired.

FUTURE AWARD DETERMINATION

   The Committee will continue to reassess Univest's executive compensation program in order to ensure that it promotes the long-term objectives of Univest, encourages growth in shareholder value, provides the opportunity for management investment in the Corporation, and attracts and retains top-level executives who will manage strategically in 1997 and beyond.

 James L. Bergey    Charles H. Hoeflich   Thomas K. Leidy     Harold M. Mininger

NON-MANAGEMENT DIRECTOR COMPENSATION:

   Each non-employee Director or Alternate Director is paid an annual retainer fee of $7,500. Each non-employee Director or Alternate Director receives a fee of $650 for each Board of Directors meeting of Univest, Union, or Pennview which he attends. Only one fee is paid to the Director or Alternate Director if these Boards meet on a concurrent basis. Non-employee Directors who are members of the Executive Committee or Loan Policy Committee of the Board of Directors receive a fee of $550 for each meeting attended. Non-employee Directors or Alternate Directors who attend other committees of the Board of Directors receive a fee ranging from $300 to $400 for each meeting attended.

RETIREMENT, SALARY CONTINUATION, AND DEFERRED SALARY SAVINGS PLANS:

   All officers and employees of the Corporation and its subsidiaries working 1,000 hours or more in a plan year will accrue a benefit in that year and will be included in a nondiscriminatory retirement plan which qualifies under the Internal Revenue Code. The plan is compulsory and non-contributory. Although costs are not allocated on an individual basis, 4.2% of the total remuneration of all plan participants, calculated on an actuarial basis, was accrued during 1996. Benefits vest when an officer or employee completes five years of service. In addition, the Corporation maintains a non-qualified, unfunded plan, the Supplemental Retirement Plan (the "Supplemental Retirement Plan"), which provides retirement benefits to eligible employees. The table set forth below illustrates the total combined estimated annual benefits payable under the Univest Retirement Plan and the Supplemental Retirement Plan to eligible salaried employees in hypothetical five (5) year average salary and years of service classification (assuming retirement as of January 1, 1997) are estimated as follows:


                                             Years of Service
    Highest     -----------------------------------------------------------------------------------
 Consecutive        20          25           30          35          40          45           50
    5-Year      -----------------------------------------------------------------------------------
 Avg. Salary
   $150,000      $ 49,425    $ 54,281     $ 59,138    $ 63,994    $ 67,744    $ 71,494     $ 75,244
    200,000        66,925      73,656       80,388      87,119      92,119      97,119      102,119
    250,000        84,425      93,031      101,638     110,244     116,494     122,744      128,994
    300,000       101,925     112,406      122,888     133,369     140,869     148,369      155,869
    350,000       119,425     131,781      144,138     156,494     165,244     173,994      182,744

   The annual benefits are estimated on the basis of a straight life annuity notwithstanding the availability of joint and survivor annuitant and certain and continuous annuity options. Benefits are not subject to reduction for Social Security benefits. For purposes of the plan (assuming retirement at normal retirement date), Merrill S. Moyer, William S. Aichele, Norman L. Keller , Marvin A. Anders, and Wallace H. Bieler respectively, have thirty-six, forty-four, thirty, forty-seven, and forty-five years of service. Certain groups of officers and employees have other benefits for past service with now affiliated companies.

   A salary continuation plan is provided for the individuals named in the Summary Compensation Table and to certain other executive management of the Corporation. The plan was established to provide pre- and post-retirement death benefits. Additionally, retirement benefits are payable upon the death, disability, or retirement of the individual covered by the plan and are calculated as a percentage of base salary of the individual adjusted for the cost of living. The retirement benefits payable to the individual or the spouse of the individual are for a minimum of ten (10) years and are determined in amount as of the retirement date. The salary continuation plan is an unfunded promise to pay to the named individuals which is subject to the substantial risk of forfeiture, and the individual is not considered as vested pursuant to the plan.

   On an optional basis, all officers and employees who have attained the age of 21 and have completed 12 months of service may participate in a deferred salary savings plan. Participants may defer from 1% to 15% of their salary. The corporation or its subsidiaries will make a matching contribution of 50% of the first 6% of the participant's salary. All contributions are invested via a trust. The corporation's matching contributions, amounting to $222,490 are vested at 50% at the end of two years, 75% at the end of three years, and 100% at the end of four years. Benefit payments normally are made in connection with a participant's retirement. The plan permits early withdrawal of the money under certain circumstances. Under current Internal Revenue Service regulations, the amount contributed to the plan and the earnings on those contributions are not subject to Federal income tax until they are withdrawn from the plan.

   Compensation for Group Life Insurance premiums, hospitalization and medical plans, and other personal benefits are provided to all full-time employees and part-time employees averaging a certain number of hours and do not discriminate in favor of officers or directors of the Corporation or its subsidiaries.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

   Union and Pennview had transactions with directors/officers of UNIVEST or their associates, which comply with regulations of the Comptroller of the Currency and the Federal Reserve System, involving only normal risks which were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features.

   During 1996, the Corporation and its subsidiaries paid $293,204 to H. Mininger & Son, Inc. for building expansion projects which were in the normal course of business on substantially the same terms as available from others.
H. Ray Mininger, Alternate Director, is president of H. Mininger & Son, Inc.

INDEPENDENT PUBLIC ACCOUNTANTS

   Shareholders are asked to ratify the action of the Board of Directors in selecting Ernst & Young LLP as the independent certified public accountant for the year 1997.

   If the Shareholders do not ratify the selection of Ernst & Young LLP, the selection of an independent certified public accountant will be reconsidered and made by the Board of Directors.

   It is understood that even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent certified public accountant at any time during the year if the Board determines that such a change would be in the best interests of the Corporation and its shareholders.

   A representative of Ernst & Young LLP is expected to be present at the shareholders' meeting with the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
          AMONG UNIVEST CORPORATION, THE NASDAQ STOCK MARKET-US INDEX
                           AND THE NASDAQ BANK INDEX


     350|------------------------------------------------------------------|
        |                                                             #    |
        |                                                                  |
     300|------------------------------------------------------------------|
        |                                                             *    |
        |                                                                  |
     250|-------------------------------------------------$----------------|
        |                                                                  |
  D     |                                                 *           &    |
  O  200|-------------------------------------*----------------------------|
  L     |                         *                       &                |
  L     |                         #           #                            |
  A  150|---------------#--------------------------------------------------|
  R     |               *         &           &                            |
  S     |               &                                                  |
     100|---*&#------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
      50|------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
       0|----|----------|---------|-----------|-----------|-----------|----|
           12/91      12/92     12/93       12/94       12/95       12/96


         *=UNIVEST CORPORATION  &=NASDAQ STOCK MARKET-US    #=NASDAQ BANK


* $100 INVESTED ON DECEMBER 31, 1991, IN STOCK OR INDEX--
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.



   The Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that UNIVEST specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

DIRECTORS' MEETINGS AND COMMITTEES

   UNIVEST's Board of Directors met twelve times during 1996. All members of Univest's Board serve as a nominating committee. It proposes names for nomination for election or re-election to the Board.

   The 1996 Audit Committee, consisting of Charles H. Hoeflich, Harold M. Mininger, William G. Morral, and John U. Young, all external directors of the Corporation or its subsidiaries, met four times during 1996 to recommend the selection of the independent certified public accountant, to discuss the scope of activities of the independent certified public accountant, and to review activities of the internal auditor.

SHAREHOLDER PROPOSALS

   Proposals by shareholders which are intended to be presented at the Corporation's 1998 Annual Meeting must be received by the Corporation no later than November 10, 1997.

   According to bylaws of the Corporation, a proposal for action to be presented by any shareholder at an annual or special meeting of shareholders shall be out of order unless specifically described in the Corporation's notice to all shareholders of the meeting and the matters to be acted upon thereat or unless the proposal shall have been submitted in writing to the Chairman and received at the principal executive offices of the Corporation at least 60 days prior to the date of such meeting, and such proposal is, under law, an appropriate subject for shareholder action.

OTHER BUSINESS

   The Board of Directors and Management do not intend to present to the meeting any business other than as stated above. They know of no other business which may be presented to the meeting. If any matter other than those included in this proxy statement is presented to the meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

   SHAREHOLDERS ARE URGED TO SIGN THE ENCLOSED PROXY, SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND RETURN IT AT ONCE IN THE ENCLOSED ENVELOPE.
PROXIES WILL BE VOTED IN ACCORDANCE WITH SHAREHOLDERS' DIRECTIONS. THE PROXY DOES NOT AFFECT THE RIGHT TO VOTE IN PERSON AT THE MEETING AND MAY BE REVOKED PRIOR TO THE CALL FOR A VOTE.
                                            By Order of the Board of Directors
Souderton, Pennsylvania
                                                              MERRILL S. MOYER
                                                                      Chairman

March 7, 1997                                                 ROBERT H. SCHONG
                                                                     Secretary